Van Kampen Aggressive Growth Fund
                          Item 77(O) 10F-3 Transactions
                        October 1, 2004 - March 31, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Amylin  1/20/    -     $22.00 $176,00  217,00    2.71%  0.31%   Morgan  Goldma
Pharma    05                   0,000      0                     Stanle     n
ceutic                                                            y,     Sachs
  als                                                           Goldma
 Inc.                                                             n,
                                                                Sachs
                                                                & Co.,
                                                                 Banc
                                                                  of
                                                                Americ
                                                                  a
                                                                Securi
                                                                 ties
                                                                 LLC,
                                                                JPMorg
                                                                 an,
                                                                Wachov
                                                                  ia
                                                                Securi
                                                                 ties